                                                                  Exhibit 10.1.1

          F O R E I G N  C U R R E N C Y  L O A N  A G R E E M E N T

                                  (ISRAELI LAW)

THIS FOREIGN CURRENCY LOAN AGREEMENT (hereinafter; the "Agreement") is made as of the 1st day of June, 2004, between UNITED MIZRAHI BANK LTD., 461 Tel-Aviv main Branch (hereinafter; the "Bank") and ORMAT TECHNOLOGIES INC. *, a Company
incorporated and existing under the laws of DELAWARE, USA having its registered office at 980 Greg st. Sparks NV, USA (hereinafter; the "Borrower").

(* Kindly indicate whether the Borrower is an individual or a company.)

WHEREAS the Borrower has requested the Bank to grant it a loan in the total principal sum of 20,000,000$ (Twenty million US dollar) (hereinafter; the
"Loan") with interest, in accordance with the terms and conditions set forth below; and

WHEREAS the Bank is prepared to grant the Borrower the requested Loan upon the terms and conditions hereinafter stipulated;

NOW, THEREFORE, IT IS HEREBY AGREED AND DECLARED BETWEEN THE PARTIES AS FOLLOWS:

1.   The Preamble hereto constitutes an integral part hereof.

2.   The Bank hereby agrees to grant a loan to the Borrower and the Borrower hereby agrees to borrow from the Bank the total principal sum of
     20,000,000$ (Twenty million US dollar).

3.   The Borrower confirms that the Loan shall be deemed to have been granted by the Bank and received by the Borrower upon the Bank crediting the account of ORMAT TECHNOLOGIES INC. Account No. 101455 maintained at the 461-Tel
     Aviv main Branch of the Bank with the proceeds of the Loan.

4.   The Borrower undertakes to repay to the Bank the principal amount of the
     Loan in 1 payment of $20,000,000 within 18 months.

5.   (a)  The Borrower shall pay interest as calculated by the Bank on the balance of the principal amount of the Loan outstanding from time to time as from the date on which such principal amount is granted to the
          Borrower (hereinafter; the "Drawdown Date") at a rate (hereinafter the
          "Interest Rate") which shall be:-

          (i)  Commitment fee at the rate of 0.25% (zero point twenty five per cent) per annum, which will be paid at the day of the granted loan.

          (ii) at the of the rate of 1.2% (one point two per cent) per annum in excess of the London Interbank Offered Rate (hereinafter; the
               "Floating Rate"*)

          such interest to be payable in arrears commencing on the Drawdown Date and on the last day of each successive Interest Period, as hereinafter defined (hereinafter; the "Interest Payment Date") and at maturity.

          (*Kindly indicate whether the Fixed Rate or the Floating Rate is to prevail).

     (b)  In the event that the Floating Rate is to prevail, the Interest
          Rate in respect of the principal amount of the Loan shall be determined once every [deleted_text]three*[/deleted_text]/six* months in advance, depending on availability, by reference to the London
          Interbank Offered Rate, on the respective Date of Determination, as hereinafter defined, and shall be calculated on the balance thereof from time to time outstanding during the next period of
          [deleted_text]three* [/deleted_text]/six* months (each such period, hereinafter; an "Interest Period").

          (*Kindly delete as applicable).

          For the purpose of determining and calculating the Interest Rate,
          "LIBOR" shall mean the annual rate of interest appearing on the
          Telerate screen Page 3750 or Page 3740 (as appropriate) or any equivalent successor to such page or other page as appropriate (as determined by the Bank) at or about 11.00 AM (London Time), on the
          Date of Determination as being the interest rate offered in the London
          Interbank Market for deposits in the relevant currency for a period equal to the Interest Period

          "Date of Determination" shall mean with regard to all Interest
          Periods, two Business Days prior to the commencement of any such
          Interest Period.

          For the purposes hereof, the term "Business Day" shall mean a day of the year other than a Saturday or Sunday or a day on which banks in
          Israel, London or the financial centre of the relevant currency of the
          Loan are authorized or required to remain closed.

     (c)  All computations of interest hereunder shall be made by the Bank on the basis of a year of 360 days (consisting of four 90-day quarters)
          or, in the case of interest payable on an amount denominated in
          Sterling or where market practice otherwise dictates 365 days, for the actual number of days lapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     (d)  The Borrower hereby undertakes to pay to the Bank the following commissions:

[deleted_text]
     |_|  *(i) A commission at the rate of _____ % (______ per cent) of the total amount of the Loan to be paid on the Drawdown Date.
[/deleted_text]
     |_|  *(ii) A commission charged for the opening of the loan file
          [deleted_text] 2500$ at the rate of _____ %( ______ per cent) of the total amount of the Loan (being an amount of not less than _________
          and not more than __________) to be paid on the Drawdown Date.
          [/deleted_text]

          (*Kindly indicate as applicable).

     (e)  Whenever any payment to be made hereunder shall be stated to be due, or whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, such payments shall be made, and the last day of such Interest Period shall occur, on the next succeeding Business Day. Any such change in time of payment shall be taken into account in the computation of payment of interest.

6.   (a)  On giving not less than 14 (fourteen) Business Days' prior written notice, the Borrower may prepay on any Interest Payment Date all or any part of the Loan, principal and interest, provided that any amount so prepaid shall be in a minimum sum of not less than __2,000,0000$__
          and provided that the Bank shall receive [deleted_text] full compensation from the Borrower for costs incurred by the Bank in reemploying such prepaid funds.[/deleted_text] Compensation as stipulated in clause 31.2.3 in the "General condition for credit activity". Each prepayment made pursuant to this Agreement may not be reborrowed hereunder and any notice of prepayment given by the
          Borrower shall be irrevocable and the Borrower shall be bound to prepay in accordance with such notice.

     (b)  Whenever the Borrower is overdue in repaying any of the payments due and payable by it under this Agreement, the Bank shall charge the
          Borrower with respect to any such overdue payment with arrears of interest at a rate equal to L+6% (Libor + six _ per centum) per annum.
          [deleted_text] in excess of the Interest Rate determined pursuant to
          Clause 5 herein. [/deleted_text] Arrears of interest may be capitalized by the Bank periodically once every three or six months, as determined by the Bank at its sole discretion.

7.   (a)  The Borrower's obligation to repay the principal, any amount of interest on and/or other amounts in connection with the Loan shall be absolute and unconditional, regardless of any law, regulation or decree now or hereafter in effect in any country or other jurisdiction
          (including, without limitation, restrictions on payments in any currency) which might render

                                       2

          invalid or unenforceable, or otherwise alter or affect in any manner, any of the terms and conditions of the Loan of this Agreement or any rights or obligations hereunder, and all payments by the Borrower shall be made in full without set-off or counterclaim.

     (b)  All payments required to be made under this Agreement shall be made to the Bank free of any taxes, deductions or charges and without set-off or counterclaim, in lawful and freely transferable currency and in funds available to the Bank or at any other place nominated by the
          Bank and not prohibited for that purpose by any applicable law, provided that 5 (five) days' prior notice thereof shall have been given to the Borrower by the Bank, except for any taxes withheld by any relevant authorities at source, in which case the Borrower hereby undertakes to furnish to the Bank a certificate setting forth and confirming the amount so deducted in accordance thereto, which certificate shall be prima facie evidence of the amount set forth therein.

     (c)  If the Borrower is prevented by operation of law from effecting payment, free of any deduction, taxes, duties, fees, costs or other charges,or from paying, causing to be paid or remitting the same, the payment of interest under this Agreement shall be increased to such amount as is necessary to yield and remit to the Bank interest at the rate specified in this Agreement after provision for payment of such deduction, taxes, duties, fees, costs or other charges. The Borrower shall at the request of the Bank executed and deliver to the Bank such instruments as may be necessary or desirable to give full force and effect to such increase in the Interest Rate.

     (d)  In the event that any law or regulation shall be interpreted by any governmental authority charged with the administration thereof to:

          (i)  Subject the Bank to any form of tax payable in respect of this
               Agreement or to any tax with respect to payments of principal of or interest on the Loan or to change the basis of taxation of payments to the Bank of principal of or interest on the Loan
               (except for taxes on the overall income of the Bank); or

          (ii) Impose, modify or deem applicable any reserve requirements against assets held by, or deposits on or for the account of, or loans received by the Bank; or

          (iii)Impose, modify or deem applicable any withholding tax against interest payable by the Bank on deposits or loans received by the
               Bank; or

          (iv) Impose on the Bank any other condition with respect to this
               Agreement,

          and the result of any of the foregoing shall in the opinion of the
          Bank be to increase the cost to the Bank of making or funding the Loan by an amount which the Bank deems to be material then, upon demand being made to the Borrower by the Bank, the Borrower shall pay to the
          Bank that amount which shall compensate the Bank for such additional cost in respect of the Loan. The Bank shall use its best efforts promptly to notify the Borrower of any event which may entitle the
          Bank to payment pursuant to the preceding sentence but failure by the
          Bank to give any such notification shall in no way prejudice its rights hereunder. A certificate by a duly authorised officer of the
          Bank, setting forth the amount of such payment and the basis therefor shall be sent by the Bank to the Borrower and shall except in the case of manifest error be conclusive evidence of such amount. All mentioned above is subject to clause 45.6 in "General conditions for credit activity".

8.   If as a result of the introduction of or any change in or in the interpretation of any law or regulation, whether by any court, central bank, other governmental authority or otherwise, it shall become (or be claimed to be) unlawful for the Bank to continue to fund or maintain the
     Loan or to perform any of its obligations in connection therewith, the Bank and the Borrower undertake to cooperate in good faith in pursuing any reasonable possibility to restructure the Loan so that it will be valid and binding. However, if all attempts fail to accomplish such a restructuring within a reasonable period of time, upon demand by the Bank, the Borrower shall forthwith (and in any event not later than the next Interest Payment
     Date) prepay in full the unpaid principal amount of

                                       3

     the Loan together with accrued interest thereon and all other amounts payable by the Borrower hereunder, all without penalty or premium.

9.   (a)  On or before the advancement of the Loan and/or as security for the full and punctual payment of all sums now or hereafter to become due to the Bank by the Borrower, the Borrower hereby undertakes to furnish to the Bank the following securities:

          --------------------------------------------------------------------
          Full Guarantee of ORMAT INDUSTRIES LTD (mother company)_____________
          --------------------------------------------------------------------

     (b)  The full and punctual payment of all sums now or hereafter to become due to the Bank from the Borrower hereunder shall be secured by any and all securities given or to be given to the Bank from time to time by the Borrower and/or for the Borrower.

10.  On the happening of any one of the events specified in section 24 in
     "General conditions for credit activity", the Bank will be entitled to demand the immediate repayment of any amount owing to the Bank from the
     Borrower on account of the Loan or in accordance with this Agreement and such amount shall thenceforth become immediately due and repayable to the
     Bank until the repayment thereof in full:
[deleted_text]
     (a)  If any sum due from the Borrower to the Bank under this Agreement is not paid when and as the same shall become due and payable and such sum is not paid within a period of 15 (fifteen) days; or

     (b)  If an order shall be made or a resolution passed for the winding up of the Borrower or if the Borrower be otherwise in liquidation; or

     (c)  If a receiver, trustee or similar officer is appointed over any of the assets of the Borrower and such appointment is not cancelled within 30
          (thirty) days; or

     (d)  If the Borrower commits an act of bankruptcy, enters into a scheme or arrangement with its creditors, or convenes a meeting for the purpose of entering into a scheme or arrangement with its creditors, or applies to a court for the purpose of approving a scheme or arrangement with its creditors, or admits its inability to pay its debts when due and shall continue for a period of 30 (thirty) days; or

     (e)  If any representation or warranty or obligation made by the Borrower in Clause 11 is or proves to have been incorrect when made or the
          Borrower is in breach of any obligation under Clause 14; or

     (f)  If the Borrower ceases or threatens to cease all or a substantial part of its operations or transfers or disposes of (otherwise than in the ordinary course of business) all or a substantial part of its assets whether by one or a series of transactions related or not.
[/deleted_text]

11.  In the event that the Borrower is a company, the Borrower represents and warrants as follows:

     (a)  The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Agreement.

     (b)  The execution, delivery and performance by the Borrower of this
          Agreement are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene
          (i) the Borrower's Memorandum and Articles of Association or
          equivalent constitutional documents (ii) any law or any contractual restriction binding on or affecting the Borrower.

     (c)  The Agreement is a legal, valid and binding obligation of the Borrower enforceable against the Borrower according to its terms, and such obligation ranks and will rank at least parri passu in all respects with all other unsecured obligations of the Borrower.

                                       4

[deleted_text]
     (d)  No charges, pledges or encumbrances, floating or fixed, exist over all or any of the present or future revenues or assets of the Borrower.
[/deleted_text]

     (e)  There is no pending or threatened action or proceeding affecting the
          Borrower before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower.

     12.  [deleted_text] The Bank shall have a lien and/or a first ranking pledge and/or charge on all monies and/or securities and/or claims and/or goods, and other property, assets and/or rights of the
          Borrower, that shall be held by the Bank, whether the same shall be held directly or indirectly by the Borrower or in any company of which the Borrower is a shareholder, until payment in full of all amounts due from the Borrower to the Bank hereunder. All mentioned in this clause is subject to clause 11 in "General conditions for credit activity".[/deleted_text]

[deleted_text]
13.  The Bank shall be entitled to appropriate and/or to discharge any amount owed by the Borrower pursuant to this Agreement, any amount had or received by the Bank for or on account of the Borrower, notwithstanding that any amount so had or received was intended by the Borrower or any third party to be appropriated for or on account of any other amount.
[/deleted_text]

14.  (a)  [deleted_text] The Borrower hereby undertakes, at the request of the
          Bank, to execute and deliver to the Bank such instruments which in the sole opinion of the Bank shall be necessary or desirable to give full force and effect to any clause in this Agreement.[/deleted_text]

     (b)  [deleted_text] The Borrower undertakes not to create or have outstanding any charge, pledge or encumbrance, fixed or floating, or over any of its present or future reserves or assets[/deleted_text]

15.  Should any undertaking of the Borrower contained in this Agreement be contrary to any applicable law, such undertaking shall be severable from all remaining parts of this Agreement and the validity of the remainder shall not be affected.

16.  [deleted_text] All the costs and expenses (including[/deleted_text]
     stamp duties shall be paid by the Borrower.

17.  Any waiver on the part of either party hereto in favour of the other party in respect of a previous breach or non-compliance of one or more of such other party's obligations hereunder shall not be deemed to be a justification or excuse for an additional breach or noncompliance of any provision or obligation of the Agreement. The invalidity or unenforceability of any provisions hereof shall not affect or impair the validity or enforceability of any other provisions hereof. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

18.  (a)  For the purpose of this Agreement, the expression "written" or "in writing" shall mean "by letter, facsimile, SWIFT, cable or telex.

     (b)  Any demand for payment of any amounts due and payable under this
          Agreement and any notice in writing required or permitted to be made hereunder shall, if made by letter, be deemed to be sufficiently made if addressed as follows:

          (i)  In the case of a demand or notice to the Borrower at the address set forth above; and _P.O.B 68, Derech Shidlovsky st.,
               Yavne__________________________

               ------------------------------------

          (ii) In the case of a demand or notice to the Bank, at: __48
               Lilienblum st. Tel Aviv 65134__________________

               ------------------------------------

          and posted to them or served on them personally there or left for them there and in proving such service in case of postage it shall be sufficient to show that the letter containing such demand or notice was properly addressed, stamped and posted by registered airmail for service to be deemed to have been effected within 7 (seven) days after the date of posting.

                                       5

     (c)  Any demand for payment of any amount due and payable under the
          Agreement and any notice in writing required or permitted to be made hereunder shall, if made by cable, facsimile, SWIFT or telex, be deemed to be sufficiently made if addressed as follows:

          (i)  In the case of a demand or notice to the Borrower -
               Telex Number:____001-775-356-9079_______________________
               Facsimile Number:__001-775-356-9039______________________

          (ii) In the case of a demand or notice to the Bank -
               Telex Number: 33625, 341225-6 MIZBK IL
               Facsimile Number: 972-3-7557916-1630 or
               972-3-5679916

            and any such facsimile, cable, SWIFT or telex properly addressed and sent shall be deemed to have been received within 12 (twelve) hours after the time of sending.

     (d)  Each of the parties hereto shall be entitled at any time and from time to time to give the other party notice in writing of any change in any of the addresses relating to the party giving such notice, and paragraphs (b) and (c) of this Clause shall be deemed modified by and in accordance with every such notice of change.

19.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Israel.

20.  The parties agree that the Courts of the City of Tel Aviv shall have non-exclusive jurisdiction over any dispute arising from or in connection with the existence, the interpretation, the performance, enforcement or the termination of this Agreement, but nothing herein contained shall derogate from the right of the Bank to institute, at its sole choice and discretion, proceedings against the Borrower in any other competent courts wheresoever situated.

21.  This Agreement shall enter into force as of the day and year first above written after having been signed by both parties.

IN WITNESS WHEREOF, the Bank and the Borrower have caused this Agreement to be duly executed at the respective places and on the respective dates below written.

       UNITED MIZRAHI BANK LIMITED              ORMAT TECHONOLOGIES, INC.

By: /s/ Avinoam Meoded /s/ Anita Castiel     By: /s/ Yehudit Bronicki
   -------------------------------------         -------------------------------

At: Avinoam Meoded     Anita Castiel         At: Yehudit Bronicki
   -------------------------------------         -------------------------------

This 1st day of June, 2004.                       This 1st day of June, 2004.